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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Proxy/Prospectus contained in this registration statement on Form S-4 of our report, which includes an explanatory paragraph which states that specified circumstances raise substantial doubt about the ability of CableMaxx, Inc. to continue as a going concern, dated August 25, 1995, on our audits of the financial statements of CableMaxx, Inc. and the financial statements of Supreme Cable Co., Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

/s/  COOPERS & LYBRAND L.L.P.

Austin, Texas

January 25, 1996